Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3  (Nos. 333-80747 and 333-87586) and Form S-8 (Nos. 333-81197, 333-90780, 333-63624, and 333-25531) of Chittenden Corporation of our report dated January 15, 2003 (except with respect to the matter discussed in  Note 20, as to which the date is February 28, 2003) relating to the financial statements as of December 31, 2002, which appears in this Form 10-K.

Boston, Massachusetts

March 5, 2003